Exhibit 10.1
LEASE AGREEMENT
     THIS LEASE AGREEMENT, made at Bowling Green, Warren County, Kentucky, by and among Bowling Green-Warren County Industrial Park Authority, Inc., a Kentucky corporation, 812 State Street, Bowling Green, Kentucky 42101, hereinafter referred to as “Lessor”, Stoody Deloro Satellite, Inc., a Delaware corporation, hereinafter referred to as “Lessee”, and Thermadyne Industries, Inc., a Delaware corporation, and Thermadyne Holdings Corporation, a Delaware corporation, both hereinafter collectively referred to as “Guarantor”, as of this 10th day of October, 1990.
     WHEREAS, Lessee has received certain inducements from the State of Kentucky to open a new facility in Kentucky; and
     WHEREAS, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor, certain facilities described herein; and
     WHEREAS, Lessor shall engage the services of a contractor or contractors to construct improvements upon the premises to be leased; and
     WHEREAS, the parties desire to set forth their agreement herein.
     W  I  T  N  E  S  S  E  T  H  :
ARTICLE I
PREMISES
     (a) Definition of Premises. The Lessor does hereby let and lease unto the said Lessee certain land, together with, improvements thereon, comprising approximately thirty-seven (37) acres located in the Tarter-Reeves Industrial Park in Warren County, Kentucky (the “Premises”). The Premises consist of that real property more particularly described in Exhibit I(a) attached hereto (the “Land”), together with a free-standing manufacturing and office building and related improvements of approximately One Hundred Eighty-five Thousand (185,000) square feet (the “Improvements”), to be constructed by Lessor in accordance with the plans and specifications agreed upon pursuant to section (b) hereof.
     (b) Plans and Specifications. Lessor and Lessee shall agree upon the plans and specifications, including drawings, for the Improvements (hereinafter collectively referred to as the “Plans and Specifications”). Lessee shall notify-Lessor of its selection of the architect/engineer (the “Architect”) and contractor (the “Contractor”) for the construction of the Improvements. The Plans and Specifications shall be attached hereto as Exhibit B, and may be altered, amended or modified by Lessee, provided that notice of such alteration, amendment or modification shall be provided to Lessor. Lessee’s obligations hereunder are subject to Lessor and Lessee agreeing on the Plans and Specifications and the costs of construction of the Improvements within ninety (90) days of execution of this Lease (the “Approval Date”).
     If no agreement is reached within such time period, Lessee may cancel this Lease and any obligations of Lessee hereunder related hereto shall thereupon terminate.

ARTICLE II
CONSTRUCTION OF IMPROVEMENTS
     (a) Land. Upon the Approval Date, or within twenty (20) days thereafter, Lessor shall obtain fee simple title to the Land, by deed of general warranty, free and clear of all liens and encumbrances, except for matters appearing of record as of the date of this Lease or disclosed to Lessee in writing at or prior to the time of transfer and which are acceptable to Lessee. For the removal of doubt, if any such matter of record is unacceptable to Lessee, Lessee may terminate this Lease upon notice to Lessor. Acquisition of the Land shall be pursuant to Agreement of Sale between the Lessor and the current owner of the Land. Lessor shall take possession of the Land for purposes of construction of the Improvements immediately upon obtaining title. The cost of the Land shall be at a rate of Fifteen Thousand Dollars ($15,000.00) per acre, for the actual number of acres purchased as determined by survey acceptable to Lessee.
     (b) Construction. As of the Approval Date, but not sooner than the date of transfer of title to Lessor, the Lessor shall proceed in due course to enter into a contract with the contractor designated by Lessee for the construction of the Improvements in accordance with the Plans and Specifications and this Agreement. The contract for construction shall be in the form of the Standard Form of AGREEMENT BETWEEN OWNER AND CONTRACTOR (AIA Document A 101-1987) together with the GENERAL CONDITIONS OF THE CONTRACT

FOR CONSTRUCTION (AIA Document A 201-1987) (the “Construction Contract”).
ARTICLE III
APPROVAL OF BUILDING AND IMPROVEMENTS BY LESSEE
     After completion of the Improvements as evidenced by both the certification of the Architect and the Certificate of Occupancy from the City of Bowling Green, with the prior written approval of Lessee, which approval shall not be unreasonably withheld or delayed, Lessor shall execute a written acceptance of the Improvements in accordance with the terms of the Construction Contract between Lessor and Contractor. Upon execution of such acceptance, Lessor shall notify Lessee of the completion and acceptance of the Improvements (the “Acceptance Date”).
ARTICLE IV
THE LEASED PREMISES
     Subject to the completion of the construction of the Improvements in accordance with the terms and conditions set forth above, and subject to the approval of the Improvements by the Lessor and the Lessee and the delivery of possession to the Lessee as warranted and described herein, Lessee agrees to lease the Premises, together with rights of use, where applicable, to common areas, and any additions or improvements made during the term or any renewal term of this Lease (the “Term”), from the Lessor and the Lessor in consideration of rents, covenants and agreements hereafter set forth to be observed and/or performed on the part of the Lessee, agrees to lease the Premises to the Lessee.
ARTICLE V
USE OF PREMISES; HAZARDOUS MATERIALS
     (a) Use. The Lessee shall use and occupy the Leased Premises for the purpose of manufacturing and distribution of manufactured products, office use, storage, warehousing and related activities. In connection with the use and occupancy of the Premises, Lessee shall comply with all applicable rules, regulations and requirements of any federal, state or local authority and the rules, regulations and requirements of fire rating organizations or will obtain insurance insuring over such requirements.
     (b) Hazardous-Material:
          (i) As used herein, the term “Hazardous Material” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; or (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; or (c) any substance that is or becomes regulated by any federal, state or local governmental authority as a hazardous or toxic substance; any of which is brought upon, kept or stored upon the Premises by Lessee.

          (ii) Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by its agents, employees, contractors or invitees, except for such Hazardous Material as is used or consumed in Lessee’s business and/or is necessary for the manufacture of Lessee’s products.
          (iii) Any Hazardous Materials permitted on the Premises as provided herein and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Material.
          (iv) Lessee hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Lessee, and the Lessee shall give notice to the Lessor of any violation of the provisions of this Section or of any citation or notice received by Lessee from any federal, state or local authority. After the Acceptance Date Lessee shall defend, indemnify and hold harmless Lessor and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorneys’ fees, court costs and litigation expenses) of whatever kind or nature, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any such Hazardous Material that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise which Hazardous Material was not present on the Premises prior to the Acceptance Date; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material not present on the Premises prior to the Acceptance Date; (c) any lawsuit brought or threatened, or government order relating to that Hazardous Material not present on the Premises prior to the Acceptance Date; or (d) any violation of any laws applicable thereto.
          (v) In consideration of Lessee’s agreements relating to Hazardous Material as set forth above, Lessor warrants and agrees that upon transfer of possession of the Premises to Lessee, the Premises shall be free of any and all Hazardous Material. Lessee shall have thirty (30) days from the Acceptance Date to conduct studies and tests for Hazardous Material on the Premises. In the event any such Hazardous Material is identified on the Premises, Lessee shall so notify Lessor within forty (40) business days of the Acceptance Date. Lessor agrees to defend, indemnify and hold harmless Lessee on the same basis as Lessee with respect to any pre-existing Hazardous Material.
          (vi) Lessee’s and Lessor’s agreements relating to Hazardous Materials shall survive termination of this Lease Agreement.

ARTICLE VI
TERM
     This Agreement shall be effective upon the execution by Lessor, Lessee and Guarantor. The rental term shall be for a period of twenty (20) years (the “Initial Term”) beginning with the commencement Date, as defined herein. In addition, Lessee shall have the option to extend the term for one (1) twenty (20) year period at the same rent in effect for the last year of the Initial Term with no CPI adjustment (the “Extension Term”). To exercise this option, Lessee shall give Lessor written notice no later than ninety (90) days prior to the end of the Initial Term. The Initial Term and/or the Extension Term sometimes are referred to as the “Term” herein.
ARTICLE VII
RENT
     (a) Rent Commencement. The Commencement Date of the Lease (the “Commencement Date”) shall be seven (7) months after the start of construction (as hereinafter defined). Rent shall start on the first anniversary of the Commencement Date (the “Rent Commencement Date”). If the Rent Commencement Date is other than the first day of the month, the first rental payment due under this Lease shall be pro-rated based upon the actual number of days of the Term during the calendar month in which the Commencement Date occurs. The term “start of construction” shall mean the date that the contractor actually starts construction under the Construction Contract as certified by the Architect.
     (b) Rent. Lessor and Lessee acknowledge that this Lease is a “triple net” Lease. Therefore, all costs, expenses and charges relating to the Premises, except as expressly provided herein, attributable to the Premises after the Commencement Date shall be paid by Lessee. For purposes of determining the rental amount to be paid by Lessee, the Lease during the Initial Term shall be divided into four (4) five (5) year periods. The base Rent for each month of the first five (5) year period of the Initial Term (the “Base Rental”) shall be equal to One and Two Thousand Four Hundred Forty-three/Ten Thousands percent (1.2443%) of the Cost of the Project. As used herein, the term “Cost of the Project” shall mean the total of (a) the actual cost to Lessor of the purchase of the Land, which shall be the amount actually paid by Lessor at closing, which is based upon a value of Fifteen Thousand Dollars ($15,000.00) per acre for the actual acreage as determined in accordance with Article II(a) above, plus (b) the actual cost of construction of all Improvements as reflected in the Construction Contract, plus (c) all reasonable attorney, permitting, appraisal and recording fees, the cost of an environmental certification, and any other fees necessarily associated herewith. For the removal of doubt, Lessee is not responsible for and the term “Cost of the Project” does not include any other expenses incurred by the Lessor.

     Based upon the formula, if the Cost of the Project is a total of Five Million Dollars ($5,000,000.00), the Base Rent shall be Sixty-two Thousand Two Hundred Fifteen Dollars ($62,215.00) per month or an annual Base Rent of Seven Hundred Forty-six Thousand Five Hundred Eighty Dollars ($746,580.00). Provided, however, that no Base Rent shall be payable hereunder during the first twelve (12) months of the Initial Term. Lessor and Lessee shall execute a Memorandum of Agreement as to Base Rent in the form of Exhibit VII(b) as soon as the cost of the Project has been fully determined.
     At the end of each five (5) year period the Base Rent for the next five (5) year period shall be adjusted (up or down) in accordance with the Consumer Price Index (the “CPI”) changes from the first day of the prior five (5) year period to the first day of the current period provided, however, there shall be no adjustment beyond the fourth five (5) year period of the Initial Term.
     (c) Payment. The Rent shall be paid in equal monthly installments in advance upon the first day of each and every calendar month during the Term hereof, beginning on the first day of the month following the first anniversary of the Commencement Date, and shall be payable at the office of the Lessor, or its designee.
     (d) Option to Purchase. Lessor does hereby grant to Lessee an option to purchase the Premises at the then fair market value at the end of the Initial Term or at any time during the Extension Term upon at least ninety (90) days prior written notice to

Lessor (the “Option”). To exercise this Option, Lessee shall give at least ninety (90) days written notice to Lessor and closing shall take place as soon thereafter as is reasonably possible, but in no event prior to the end of the Initial Term. In the event that Lessee exercises this Option at the end of the Initial Term, any Rent paid beyond the Initial Term shall be applied as a credit to the purchase price. In the event Lessee exercises this Option sometime during the Extension Term, then Rent shall be paid up to the day of closing.
ARTICLE VIII
RESTRICTION ON TRANSFER; TERMINATION BY LESSEE
     (a) Restriction on Transfer. Lessor covenants and agrees that it will not, during the Term of this Lease, sell, assign, transfer, convey, mortgage, refinance or otherwise alien all or any portion of its interest in the Premises (except for mortgages securing the Loans) to any person, firm or entity, without the prior express written consent of Lessee, which consent shall not be unreasonably delayed or withheld.
     (b) Termination. Lessee may terminate this Lease: (1) in the event of any material default by Lessor in the performance of any material term or covenant hereof, terminate this Lease at Lessor’s option, should such default continue for thirty (30) days after written notice specifying such default and setting forth Lessee’s intention to terminate this Lease (notwithstanding the foregoing, it shall not be an event of default and a termination shall not occur if Lessor has commenced to cure the default during the thirty (30) day period, and is diligently pursuing such cure); or (2) at any time during the Extension Term, upon One Hundred Eighty (180) days prior written notice to Lessor.
ARTICLE IX
MAINTENANCE OF LEASED PREMISES
     (a) Maintenance. Lessee covenants and agrees to keep and maintain the roof, parking lot and other exterior portions of the Premises and to make any reasonable necessary structural repairs to the interior of the Leased Premises except such required as the result of damage arising by acts of the Lessor excepting repairs required by reasonable wear and tear. Lessee further covenants and agrees to keep and maintain in good order, condition and repair the Premises and every part thereof including but without limitation any exterior and interior portions of all doors, door checks, windows, plate glass, snow removal, lawn care and landscaping, all plumbing and sewage facilities within the Premises including free flow up to the main sewer line up to the boundary of the Premises, fixtures, heating, air conditioning and electrical equipment, including mechanical or electrical repairs to the exterior of the building and parking lot, and interior walls, floors and ceilings, including compliance with applicable building codes relative to fire extinguishers. If Lessee refuses or neglects to commence repairs required by Lessee hereunder within fifteen (15) days of receipt of written notice from Lessor,

Lessor may, but shall not be required to do so, make said repairs and Lessee shall pay the costs thereof of Lessor upon demand. Lessor shall be required to make and be liable for any type of repair due to improper construction or the use of improper materials in construction subject to Lessor’s recourse against contractor.
     (b) Common Charges. In addition to the maintenance obligations set forth above, Lessee shall be responsible for any and all charges for common area maintenance and assessments as may be assessed from time to time by the Tarter-Reeves Industrial Park Association, in accordance with the Restrictive Covenants governing the Tarter-Reeves Industrial Park, as those Covenants may be amended from time to time.
     The parties agree that there are no Restrictive Covenants as of the date of execution of this Lease and that Lessee shall not be required to be responsible for any such charges unless Lessee has consented in writing to any Restrictive Covenants filed after the date hereof, which consent will not be unreasonably withheld or delayed.
ARTICLE X
INSURANCE
     (a) Coverage. Lessor shall provide builder’s risk insurance coverage during the construction period upon the Premises. Lessee shall provide insurance upon the Premises effective upon the Commencement Date of this Lease, against fire, windstorm

(including extended coverage), public liability and property damage in an amount equal to the replacement value of the Improvements.
     (b) Public Liability Insurance. From and after the Commencement Date Lessee shall procure and keep in effect a comprehensive general public liability insurance policy in a single limit of not less than One Million Dollars ($1,000,000.00) effective upon the Commencement Date.
     (c) Fire Insurance. Lessee, at Lessee’s sole cost and expense, shall keep the Improvements now or hereafter located on the Premises insured against ALL RISK OF LOSS with an insurer in an amount at least equal to replacement value. Such insurance shall be so issued as to cover the interests of Lessor, any and all mortgagees, and Lessee, as their interests appear, and shall provide that in the case of loss or damage the proceeds thereof shall be payable jointly to Lessor and Lessee. If Lessee exercises its option to purchase the Premises, then Lessor shall turn over to Lessee, at closing thereof, the insurance proceeds not used, if any, to repair or replace any damage to the Premises which may have occurred during the Term hereof. In addition, Lessee shall obtain such insurance at its own option and cost as Lessee deems necessary to insure Lessee’s leasehold improvements, equipment and other personal property located at the Premises, and all losses for such insurance shall be payable solely to Lessee.
     (d) Limitations. Each, insurance policy required by this Section must be by an insurance company having an A.M. Best

Company rating of not less than “A”. Each policy shall provide for at least thirty (30) days written notice to Lessor and its Lenders prior to cancellation. All policies of insurance required by this Section shall name Lessor and Lessee as insureds as their interests may appear.
     (e) Certificates of Insurance. Lessee shall deliver to Lessor certificates of insurance prior to the Commencement Date. Lessee shall deliver certificates of renewal to Lessor for each policy prior to their respective expiration dates, or within thirty (30) days thereafter. In the event that Lessee fails to provide any of the insurance herein, Lessor may procure or renew such insurance, and any amounts paid by Lessor for such insurance shall be additional rent payable by Lessee.
     (f) Mortgagee. Upon written request of Lessor, Lessee shall cause Lessor’s mortgagee to be named as an additional insured upon such policies of insurance and all notices required to be furnished unto Lessor shall likewise be furnished unto Lessor’s Lenders who at the time of notice are mortgagee insureds upon the policies.
ARTICLE XI
ALTERATIONS
     (a) Alterations to Premises. Lessee may make alterations, improvements and/or additions to the Leased Premises or any part thereof, provided such alterations, improvements and/or additions are in accordance with all applicable laws and are made at, the sole expense of the Lessee. Lessee shall give notice of such alterations, improvements and additions to Lessor prior to commencing such alterations. At termination of this Lease, or within fifteen (15) days thereafter, unless a prior written waiver is obtained from Lessor, which waiver will not be unreasonably withheld or delayed, Lessee shall promptly remove the additions, improvements, fixtures and installations which were placed in the Leased Premises by Lessee, and repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee’s expense. In the event of making such alterations, improvements and/or additions as herein provided, Lessee further agrees to indemnify and save harmless the Lessor from all expense, liens, claims or damages to either persons or property arising out of, or resulting from the undertaking or making of said alterations, additions and improvements.
     (b) Enlargement.
          (1) Lessee may, during the term of this Lease, request enlargement of the Improvements on the Land. If so, Lessee shall deliver conceptual plans and working drawings and specifications for the proposed expansion to Lessor for its approval, which shall not be unreasonably withheld. Once approved, Lessee shall obtain construction bids based on the Lessee’s plans, as approved, and Lessor shall make application at Lessee’s expense if Lessee so requests, for construction financing for the project, upon receipt of commitments for such financing or proof of sufficient funds to complete the project, and approval by Lessee of such financing, which approval shall not be unreasonably withheld or delayed by Lessee, then Lessee shall proceed to acquire the necessary permits and commence construction of the expansion as soon as practical and commence the construction of the Improvements.
          (2) Lessee acknowledges that the rental may increase as a result of any expansion of the Improvements. Such increased rent would result from any additional mortgage financing obtained through Lessor, if any, upon terms similar to those herein. In such event, the rental for the expansion shall be calculated in a manner similar to that set forth in Article VII above. In the event such enlargement is paid for by the Lessee, in whole or in part, then to the extent of such payment by Lessee there shall be no increase in rental.
          (3) Lessor and Lessee agree to be reasonable and diligent in approving plans, finalizing all details necessary to proceed with construction, and cooperation in obtaining additional financing for the expanded Improvements. Whenever approval of either party is required, such approval shall not be unreasonably withheld or delayed. If the cost of any enlargement is financed by Lessor, the rental applicable to the expanded Improvements shall commence on the date the expansion is completed on the same basis as the initial Improvements, subject to punchlist items. All of the terms and conditions of this Lease, including the lease termination date, shall apply to the expanded Improvements.
          (4) Notwithstanding anything in this section to the contrary, lessee may proceed to design and construct enlargements to the Improvements without the participation of Lessor in such financing, subject only to Lessor’s consent to the enlargement, which consent shall not be unreasonably withheld or delayed. For the removal of doubt if any enlargement is paid for directly by Lessee, the Base Rent shall remain the same without adjustment for such enlargement, and, in the event Lessee exercises its option to purchase hereinabove granted, the fair market value of the Premises shall exclude the value of such enlargement.
ARTICLE XII
ASSIGNMENT AND SUBLETTING
     Lessee may at any time during the course of this Lease assign any or all of its rights under this Lease to a related company, provided, however, that any such assignment of rights to a related company does not relieve Lessee from liability for payment of rent or from compliance with the terms, conditions and covenants of this Lease unless agreed to in writing by Lessor. For the purposes hereof, the term “related company” shall mean any entity which is owned by or which owns, directly or indirectly, at least thirty percent (30%) of Lessee. Any assignment by Lessee of any or all of its rights under this Lease to any party other than a related company or subletting by Lessee to any party other than a related company will require the written consent of the Lessor and its Lenders which shall not be unreasonably withheld. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Leased Premises.
ARTICLE XIII
INDEMNITY
     (a) By Lessee. Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any law or ordinance occurring on or after the commencement Date, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from all claims, loss, cost, damage or expense arising out of or from any accident or other occurrence on or about the Leased premises occurring on or after the Commencement Date causing injury to any person or property whomsoever or whatsoever, excepting those claims, losses, costs, damages or expenses caused or created by Lessor or Lessor’s employees or agents, and will protect, indemnify, save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease from and after the Commencement Date.
     (b) By Lessor. Lessor covenants and agrees that it will protect and save and keep the Lessee forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any law or ordinance, if occasioned by the neglect of Lessor, and protect, indemnify, save and keep harmless the Lessee against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of Lessor’s actions or out of any failure of Lessor in any respect to comply with and perform all the requirements and provisions of this Lease.
ARTICLE XIV
TERMINATION OF LEASE AND DEFAULTS OF LESSEE
     (a) Termination at End of Term. Unless otherwise sooner terminated as elsewhere herein provided, this Lease shall terminate upon the expiration of the Term or any extension thereof.
     (b) Upon Default. In the event of any material default by Lessee of the performance of any material term or covenant hereof, Lessor may terminate this Lease at its option should such default still continue thirty (30) days after written notice specifying such default and setting forth Lessor’s intention to terminate this Lease. Notwithstanding the foregoing, it shall not be an event of default and termination shall not occur if Lessee has com-

menced to cure the default during the thirty (30) day period, and is diligently pursuing such cure.
     (c) Re-Entry. Upon any termination of this Lease as herein provided for, Lessor may enter upon the Premises and the building and improvements thereon, either with or without process of law, and at its election remove all persons therefrom.
     (d) Effect of Termination. Nothing contained herein shall be construed as giving Lessee, after the Lease has been terminated pursuant to this Article XIV or as to any other provision herein, any right, title or interest whatsoever in or to the Premises or as giving or reserving to Lessee any right of any kind whatever under this Lease, or in or to the Premises, and upon such termination of the Lease any and all interest of Lessee therein shall forthwith cease and terminate and no compensation, damage or allowance therefor shall be made to Lessee nor shall Lessee be entitled thereto. Provided, however, in the event of such termination Lessee shall be allowed a reasonable time to remove from the Premises any and all of Lessee’s personal property.
ARTICLE XV
SURRENDER OF LEASED PREMISES
     (a) Surrender Upon Termination. Lessee covenants and agrees to deliver up and surrender to the Lessor possession of the premises upon expiration of this Lease, or its earlier termination as herein provided, in as good condition and repair as the same shall be on the Commencement Date of this Lease, or may have been put by the Lessor during the continuance thereof, ordinary wear and tear and damage by fire or insured loss excepted.
     (b) Removal of Equipment. Lessee shall at Lessee’s expense remove all property of Lessee and all alterations and additions, except those for which a written waiver has been obtained from Lessor, repair all damage to the Premises caused by such removal and restore the Premises to the condition in which they were prior to the installations of the articles so removed, within fifteen (15) days after the date of termination. Lessee shall not be required by remove any portion of the Improvements including any enlargements thereto made in accordance with the terms of this Lease.
     (c) Lessor’s Inspection. Lessor shall have twenty (20) working days from the expiration or termination of this Lease to conduct an inspection to determine if the Premises are in a condition of compliance with the terms of this Lease. Failure to notify Lessee in writing within said twenty (20) working days of any unperformed obligations or covenants of Lessee in connection with this Lease will be deemed to be an acceptance of the surrendered Premises by Lessor, and a release of Lessee form all obligations or covenants of this Lease, pertaining to the condition of the Premises.

ARTICLE XVI
NOTICES
     Any bill, statement, notice, communication or payment which Lessor or Lessee may desire, or be required to give to the other party shall be in writing and shall be personally delivered or mailed to the other party at the address specified herein by Certified Mail, or to such other address as either party shall have designated to the other, and the time of the rendition of such shall be upon personal delivery or three days after being deposited in an official United States Post Office, certified mail, return receipt requested, postage prepaid:

To Lessor:	Bowling Green-Warren County
Industrial Park Authority, Inc.
812 State Street
Bowling Green, Kentucky 42101

With a Copy To
Lessor’s Lenders:	Citizens National Bank
P.O. Box 9001
Bowling Green, Kentucky 42102-9001
Attn: Wendel Strode
Executive Vice President

To Lessee:	Stoody Deloro Stellite, Inc.

Bowling Green, Kentucky
Attention: Vice President and
General Manager

With a Copy to:	Stoody Deloro Stellite, Inc.
101 South Hanley Road, Suite 300
St. Louis, Missouri 63105

Thermadyne Holdings Corporation
101 South Hanley Road, Suite 300
St. Louis, Missouri 63105
Attention: President
ARTICLE XVII
UTILITIES
     Lessee covenants and agrees to pay for all public utility services rendered or furnished to the Premises on and after the Commencement Date, including heat, water, gas, electricity, sewer rental and the like, together with all taxes levied or other charges on such utilities. If Lessor shall supply any such services, Lessee will purchase same from Lessor at charges not in excess of the charges for the service in question made by any public utility corporation or governmental agency supplying such utilities in the area. Any such charges for service supplied by Lessor shall be due and payable, as additional rent within thirty (30) days after billings therefor are rendered to Lessee. In no event shall Lessor be liable for the quality, quantity, failure or interruption of such service to the Premises. Provided, however, in the event that construction of the Improvements has not been completed on or after the Commencement Date, nothing herein shall require Lessee to pay for utilities required by the contractor to complete construction of the Improvements.

ARTICLE XVIII
TAXES AND ASSESSMENTS
     After the Commencement Date Lessee, as part of the consideration for this Lease and in addition to the rentals hereinabove provided for, will, as the same become due and payable, pay all taxes and assessments, licenses, fees, charges and levies, general and special and other charges and burdens of any and every kind that are now or hereafter levied or imposed upon the Premises or upon any part thereof which are payable by Lessor after acquisition of title by Lessor and Lessee will promptly, after the payment thereof, supply Lessor with receipts or other data satisfactory to Lessor showing the payment of the same. Provided, however, in the event that contractor has not completed construction of the Improvements by the Commencement Date, nothing herein shall require Lessee to be responsible for any such amounts due from contractor.
ARTICLE XIX
DESTRUCTION BY FIRE OR CASUALTY
     (a) Partial Damage. If the Premises shall be partially damaged by fire or other cause without the fault or neglect of Lessee, the damages shall be repaired by and at the expense of Lessee, and until such repairs shall be made, the rent shall be apportioned according to the part of the Premises which is unusable by Lessee. If such partial damage is due to the fault or neglect of Lessee, the damages shall be repaired by Lessee, but there shall be no apportionment or abatement of rent. No penalty or default hereunder shall accrue for delay which may arise by reason of adjustment of fire insurance on the part of Lessor or Lessee. The obligations of the Lessee under this paragraph shall be limited to such insurance proceeds as are payable to Lessee by reason of the loss.
     (b) Substantial Damage. If the Premises are substantially damaged or are rendered substantially untenantable by fire or other casualty, the Lessee shall, within thirty (30) days of such casualty, determine whether to restore or rebuild the Premises. If the Lessee decides that the Premises shall not be rebuilt, the Lease shall thereupon terminate, and Lessee’s liability for rent shall cease as of the day of such casualty. If the Lessee decides that the Premises shall be repaired or rebuilt, then Lessor shall immediately commence such repair or rebuilding, and shall substantially complete all such repairs within 180 days from the date of such determination, and Lessee’s liability for rent shall abate from the date of the casualty until the Premises shall have been rebuilt and are usable by Lessee even if such shall take more than one Hundred Eighty (180) days. All obligations of the Lessor shall be limited to such insurance proceeds as may be payable by reason of the loss and all decisions relative to rebuilding are subject to the approval or disapproval of all Lenders of Lessor who have mortgagee interests in the property, provided that such Lenders shall not unreasonably withhold or delay such approval.

ARTICLE XX
CONDEMNATION
     (a) Taking. If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose under any statute or by right of eminent domain, or by private purchase in lieu thereof, then and in that event, to the extent not previously terminated, this Lease shall terminate, and as of the date of possession of the Premises by such condemning authority, and Lessee shall be released of any further obligations hereunder including the responsibility to pay rent. In the event a portion of the Premises shall be so taken, but the Premises are usable by the Lessee, the Lease shall not terminate, but shall continue in full force and effect, provided that the rent shall be reduced proportionately based upon the useability of the remaining space.
     (b) Compensation Award. In the event the Premises or any part thereof shall be permanently taken or condemned or transferred by agreement in lieu of condemnation for any public or quasi-public purpose by any competent authority, whether or not this Lease shall be terminated, the compensation aware therefor as to the land and permanent structures, including the reversion interest shall belong to the then owner of the Premises. Lessee may, either with Lessor or independently, present and collect a compensation aware for its leasehold interest, relocation expenses, fixtures, and other equipment installed by it in the Premises.

ARTICLE XXI
SUBORDINATION, ATTORNMENT AND NONDISTURBANCE
     (a) Lessee covenants and agrees to execute and deliver upon reasonable request of Lessor such instrument or instruments subordinating this Lease to the lien of a mortgage placed upon the Land or Premises; provided, however, that any such agreement or subordination shall provide that, so long as Lessee is not in default of this Lease, any mortgagee to whose interest this Lease shall become subordinate shall not disturb the Lessee’s peaceful and lawful possession or other rights under this Lease. In the event of a sale or assignment of Lessor’s interest in the Premises, Lessee shall attorn to and recognize such purchaser as Lessor under this Lease, provided that such sale or assignment is made subject to this Lease and the rights of Lessee in the Premises. The provisions of this Article shall be subject to the provisions of Article VIII.
     (b) Lessor covenants and agrees to execute and deliver, upon the reasonable request of Lessee, such instrument or instruments subordinating this Lease to the lien of a mortgage placed upon Lessee’s leasehold interest in the Premises. In addition, the Lessor agrees to execute and deliver, upon the reasonable request of Lessee, an instrument or instruments stating that this Lease is in full force and effect; the date through which the last rent has been paid; the amount of rent currently then being paid and whether or not the Lessee is in breach of any other terms and conditions of this Lease.

ARTICLE XXII
ACCESS TO LEASED PREMISES
     (a) By Lessor. Lessee agrees to permit, in case of due cause and receipt of notification at least forty-eight (48) hours in advance, or in case of emergency, with as much prior notice as is reasonable under the circumstances, any of the Lessor’s officers to inspect or examine the Premises and to permit at any reasonable time Lessor to make such repairs, decorations, alterations, improvement or additions to the Leased Premises that Lessor may deem desirable or necessary for its preservation or which Lessee has not covenanted herein to do or has failed so to do in accordance with Article IX, without the same being construed as an eviction of Lessee in whole or in part and the rent shall in nowise abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Lessee because of the prosecution of such work. Provided, however, that nothing in this provision shall permit the Lessor access during the final year of the Term to make decorations, repairs, alterations, improvements or additions which are not specifically required under this Lease or consented to by Lessee, which consent may be reasonably withheld, the purpose of which are to satisfy a new tenant or to make the Premises more rentable in the then current marketplace.
     Due to the proprietary nature of Lessee’s business, the officers, or employees, agents or contractors of Lessor, will enter into a nondisclosure agreement acceptable to Lessee prior to entry and/or the performance of such work hereunder.
     (b) By Prospective Tenants. For a period of three (3) months prior to expiration of the term of this Lease, Lessor shall have the right, upon giving Lessee forty-eight (48) hours notice, to enter upon the Premises for the purpose of exhibiting the same to prospective tenants or purchasers. During said period Lessor may place signs in, or upon said premises to indicate the same are for rent or sale, which signs shall not be removed, obliterated or hidden by Lessee but which signs shall be located as to not interfere with the operations of Lessee on the Premises. Said right of access shall be during normal business hours only.
     Due to the proprietary nature of Lessee’s business, in the event that Lessee is still in operation at the time when such Premises are exhibited to prospective tenants or purchasers, Lessor shall obtain an appropriate nondisclosure agreement from such prospective tenant or purchaser prior to exhibiting the Premises.
ARTICLE XXIII
PARTIES’ REMEDIES CUMULATIVE;
NO WAIVER OR FORBEARANCE; SEVERABILITY
     Except insofar as this is inconsistent with or contrary to any other provision of this Lease, no right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and each and every right and remedy given hereunder or now or hereafter existing at law or in equity or by statute shall be cumulative. Except to the extent that either party may have otherwise agreed in writing, no waiver by such party of any violation or nonperformance by the other party of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement or obligations, nor shall any forbearance by either party to exercise a remedy for any such violation or nonperformance by the other party be deeded a waiver by such party of its rights or remedies with respect to such violation or nonperformance.
     If any provision of this Lease, or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid, unenforceable or illegal, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law and a rapid remedy or replacement shall be sought for the provision found to be invalid, unenforceable or illegal.
ARTICLE XXIV
QUIET ENJOYMENT
     Lessor, for itself and for an on behalf of all its mortgagees, covenants and agrees that if Lessee pays the heretofore described rental and other charges herein provided and shall perform all of the covenants and agreements herein stipulated to be performed on the Lessee’s part, Lessee shall, at all times during said term, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor, except as to such portion of the Premises as shall be taken under the power of eminent domain. Lessor agrees to use its best efforts to obtain written confirmation of such right of quiet enjoyment from all current mortgagees, if any, and from all future mortgagees of Lessor.
ARTICLE XXV
TITLES OF ARTICLES
     The titles of the articles and sections throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.
ARTICLE XXVI
ENTIRE AGREEMENT
     This writing contains the entire agreement between the parties hereto with respect to the leasing of the Premises and shall be governed by the laws of the State of Kentucky, and no agent, representative, salesman or officer of either Lessee or Lessor has authority to make or has made any statement, agreement or representations, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No dealings between the parties or custom shall be permitted to contradict various additions to or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.
ARTICLE XXVII
RECORDING
     Neither party shall record this Lease. However, the parties agree that upon the request of the other party to execute a memorandum of this Lease in recordable form, provided that such memorandum shall disclose only the description of the Premises, the length of the term and the names of the parties, and the cost of such recording shall be borne by the party requesting the recording.
ARTICLE XXVIII
GUARANTY
     Thermadyne Industries, Inc., a Delaware corporation and Thermadyne Holdings Corporation, a Delaware corporation (collectively, “Guarantor”), absolutely and unconditionally guarantee to the Lessor and its successors and assigns, prompt payment of all Rent due and owing by Lessee hereunder. Each Guarantor agrees that Lessor shall in no way be obligated to bring or prosecute any action against Lessee under this Agreement prior to proceeding against Guarantor, provided that both Lessee and each Guarantor have first been given any notice and/or opportunity to cure any default to which Lessee is entitled hereunder. In addition, Thermadyne Industries, Inc. will cause a letter of credit in the amount of One Million Dollars ($1,000,000.00) to be posted to guarantee payment of Rent during the entire Initial Term, which letter of credit shall contain a provision permitting assignment by Lesser to any and all mortgagees of the Premises and/or Improvements. At any time following the expiration of five (5) years of the Initial Term, upon the showing by Thermadyne Industries, Inc. of eight (8) quarters of positive earnings out of any twelve (12) consecutive quarters and a positive net worth at the end of such eight (8) quarters, the obligation set forth herein to provide the One Million Dollar letter of credit shall terminate.
ARTICLE XXIX
EXEMPTION FROM CITY PROPERTY TAXES
     For the first five (5) years of the Initial Term, Lessee and Guarantor and all others using the Premises under this Lease shall be exempt from city property taxes.
ARTICLE XXX
JOB TRAINING ASSISTANCE
     Lessor agrees to use its best efforts to help Lessee secure funds for training, job training and recruitment applications from various sources.

ARTICLE XXXI
ACCESS
     Lessor agrees to provide an industrial access road plus all necessary major utilities to the property line of the Land, which access road and utilities shall be in sufficient quantity and of sufficient size to meet the needs of all of the Improvements, including an access road of sufficient strength to support vehicles making deliveries to the Improvements, so long as those vehicles meet all applicable weight standards.
     IN WITNESS WHEREOF, the Lessor, Lessee and Guarantor have caused their Lease to be signed, in triplicate, upon the day and year first above written.

SIGNED IN THE PRESENCE OF:	LESSEE:

STOODY DELORO STELLITE, INC.

/s/ W. Thomas McGhee	By:	/s/ Randall E. Curran

W. Thomas McGhee Assistant Secretary		Randall E. Curran Vice President

LESSOR:

BOWLING GREEN-WARREN COUNTY INDUSTRIAL PARK AUTHORITY, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

GUARANTOR:

THERMADYNE INDUSTRIES, INC.

/s/ W. Thomas McGhee	By:	/s/ Randall E. Curran

W. Thomas McGhee Assistant Secretary		Randall E. Curran Vice President

THERMADYNE HOLDINGS CORPORATION

/s/ W. Thomas McGhee	By:	/s/ Randall E. Curran

W. Thomas McGhee Assistant Secretary		Randall E. Curran Vice President

COMMONWEALTH OF KENTUCKY	)
)ss
COUNTY OF WARREN	)
     The foregoing instrument was subscribed and sworn to before me this 11th day, of October, 1990, by Dennis [ILLEGIBLE] and. Stepen B. [ILLEGIBLE], to me personally known, the President, and Secretary of Bowling Green-Warren County Industrial Park Authority, Inc., a corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes stated above.

SEAL	/s/ [ILLEGIBLE]
NOTARY PUBLIC
My Commission Expires: 7-26-92

STATE OF MISSOURI	)
)ss
COUNTY OF ST LOUIS	)
     The [ILLEGIBLE] going instrument was subscribed and sworn to before me this 10th day of October, 1990, by Randall E. Curran and W. Thomas McGhee, to me personally known, the Vice President and Assistant Secretary of Stoody Deloro Stellite, Inc., a Delaware corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purpose stated above.

/s/ Judy A. Rowden
[SEAL]		NOTARY PUBLIC
My Commission Expires: 5-10-91

STATE OF MISSOURI	)	JUDY A. ROWDEN
	)ss	NOTARY PUBLIC, STATE OF MISSOURI
COUNTY OF ST. LOUIS	)	MY COMMISSION EXPIRES 5/10/91
ST. LOUIS COUNTY
The foregoing instrument was subscribed and sworn to before me this 10th day of October, 1990, by Randall E. Curran and W. [ILLEGIBLE], to me personally known, the Vice President and the Assistant Secretary of Thermadyne Industries, Inc., a corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes states above.

/s/ Judy A. Rowden
[SEAL]		NOTARY PUBLIC
My Commission Expires: 5-10-91

STATE OF MISSOURI	)	JUDY A. ROWDEN
	)ss	NOTARY PUBLIC, STATE OF MISSOURI
COUNTY OF GT. LOUIS	)	MY COMMISSION EXPIRES 5/10/91
ST. LOUIS COUNTY
The foregoing instrument was subscribed and sworn to before me this [ILLEGIBLE] day of October 1990, by Randall E. Curran and W. [ILLEGIBLE] to me personally known the Vice President and the Assistant secretary of Thermadyne Holding Corporation, a corporation and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes States above.

/s/ Judy A. Rowden
[SEAL]	NOTARY PUBLIC
My Commission Expires: 5-10-91

JUDY A. ROWDEN
NOTARY PUBLIC, STATE OF MISSOURI
MY COMMISSION EXPIRES 5/10/91
ST. LOUIS COUNTY

Beginning at the northwest intersection of right of way of CSX Railroad and US S1-W Nashville Road at an iron pin thence with the right of way of Neshville Road S [ILLEGIBLE] deg. 44 min. 00 sec. [ILLEGIBLE] feet to an iron pin, thence along the right of way (eighty feet offset and parallel to a spiral curve on centerline of the highway defined as LS-300 feet, theta-4 deg. 30 min., Dc-3 deg.. the chord of which on the right of way S 57 deg. 48 min 35 sec. W 186.89 feet) to an iron pin: thence leaving the right of way to the right S 85 deg. 48 min, 51 sec. E 124.38 feet to an iron pin; thence to the left W 54 deg. 18 min. 49 sec. W 120.00 feet to an iron pin; thence to the left S 35 deg. 46 min, 10 sec. E 120.00 feet to the right of way Nashville Road; thence to the right and along the right of way of Neshville Road along an arc a distance of 721.04 feet (the arc has a radius of 1959.86 feet, a delta of 4 deg. 50 min. 58 sec. and a chord of 168.32 feet) to an iron pin: thence S40 deg. 37 min. 03sec. E80.00 feet to an iron pin: thence along an arc a distance of 721.04 feet (the arc has a radius of 1859.86 as feet, a delta of 21 deg. 04 min. and 46 sec. and a chord of 716.98 feet) to an iron pin: thence along the right of way: (fifty feet offset and parallel to a spiral curve on centerline of the highway defined as [ILLEGIBLE] feet, theta-4 deg. 80 min., Dc-3 deg., the chord of which on the right of way is S 27 deg. 43min. [ILLEGIBLE] sec. W128.34 feet) to an iron pin; thence to the right and leaving the right of way N 49 deg. 17 min. 32 sec. W 1124.70 feet to an iron pin: thence to the right N 40 deg. 42 min. 28 sec. E 1489.46 feet to an iron pin; thence to the right S 49 deg. 17min. 32 sec. E 1222.78 feet to the point of beginning containing 87.00 acres according to a survey by Gregory W. Allautt a Kentucky registered Land Surveyor No. 2469, an October 4, 1990.
The foregoing being a portion of the same properly conveyed to the Bowling Green-Warren County Industrial Park Authority, Inc. by Garland Reeves and Leon Tarter, a Kontacky, partnership, by Deed dated the [ILLEGIBLE]th day of October, 1990 and appearing at Deed Book 628. Page 33. in the office of the Warren County Court Clerk.
EXHIBIT I(a)